UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 20, 2008

Joytoto USA, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49933	95-4886472
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

3000 Scott Boulevard, Suite 206 Santa Clara, CA		95054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 970-8050

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On February 20, 2008, Joytoto USA, Inc. (the “Company”) entered into an Agreement to Manufacture, Supply and Market (the “Agreement”) with Hyundai RFmon Corp. (“Hyundai”), a United States distributor of electronic products. Pursuant to the Agreement, upon receipt of an initial purchase order from Hyundai of a minimum of $10 million, the Company will manufacture, market and supply to Hyundai various electronic and digital products, including, but not limited to, ATM machines, DVD download dispensers and smart teller machines. The Agreement will remain in effect until December 31, 2012.

ITEM 8.01. Other Events.

On May 21, 2008, the Company issued a press release announcing its plans to distribute online games to consumer in the United States. The press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1	Agreement to Manufacture, Supply and Market, dated February 20, 2008, by and among Hyundai RFmon Corp. and Joytot USA, Inc.

99.1	Press Release dated May 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joytoto USA, Inc.

Date: June 4, 2008	By:	/s/ Seong Yong Cho
Seong Yong Cho
President